SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): June 2, 2006

United Companies Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	000-28321	88-0374969
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

940 N.W. 1st Street, Fort Lauderdale, Florida	33311
(Address of principal executive offices)	(Zip code)

(954) 462-5570
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 2, 2006, United Companies Corporation, a Nevada corporation (“United”) and Cornell Capital Partners, LP, a Delaware limited partnership (“Cornell Capital”) entered into a Redemption Agreement (the “Agreement”). Pursuant to the terms of the Agreement, United redeemed all amounts owed by United to Cornell Capital under that certain Secured Convertible Debenture, dated April 2, 2004 in the principal amount of $250,000 and that certain Secured Convertible Debenture, dated July 23, 2004 in the principal amount of $125,000 (collectively, the “Debentures”). United paid to Cornell a total of $266,777 under the Agreement, which was applied as follows: (i) $210,500 as full payment of all outstanding principal due and owing under the Debentures; (ii) $34,777 as full repayment of all outstanding interest due and owing under the Debentures; and (iii) $21,500, which represented 10% of the outstanding principal amount owed under the Debentures.

United and Cornell agreed that United has no further obligations to Cornell under the Debentures, including, without limitation, any obligations to issue any warrants to Cornell under the Debentures and has no obligation to Cornell under that Standby Equity Distribution Agreement, dated April 2, 2004 by and between United and Cornell.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not Applicable

(b) Not Applicable

(c) Exhibit No. Description

Exhibit	Description	Location
Exhibit 99.1	Redemption Agreement, dated June 2, 2006, by and between United Companies Corporation and Jeff Morris	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMPANIES CORPORATION

Date: June 12, 2006	By: /s/ Robert Carmichael
Name: Robert Carmichael
Its: Chief Executive Officer